PRICING SUPPLEMENT NO. 52                                        Rule 424(b)(3)
DATED: October 20, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $40,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 10/27/97   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 10/27/98

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                               Optional             Optional
                          Redemption           Repayment            Repayment
Redeemable On             Price(s)             Date(s)              Price(s)
-------------             ----------           ---------            ---------

N/A                       N/A                  N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.010%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                                Maximum Interest Rate:

[_]         Commercial Paper Rate                   Minimum Interest Rate:

[_]         Federal Funds Rate                      Interest Reset Date(s):

[_]         Treasury Rate                           Interest Reset Period:

[_]         LIBOR Reuters                           Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                              Interest Payment Period:

Index Maturity:

Spread (plus or minus):
------------------------

*        April 27, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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